SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2005

CRUZAN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13453	59-1284057
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 1500, West Palm Beach, FL		33401
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (561) 655-8977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CRUZAN INTERNATIONAL, INC.

FORM 8-K

CURRENT REPORT

Item 5.01               Changes in Control of Registrant.

On September 26, 2005, pursuant to the terms of the previously announced Stock Purchase Agreement, by and between V&S Vin & Sprit AB, a company incorporated in Sweden (“V&S”), and Angostura Limited, a limited company incorporated in Trinidad & Tobago (“Angostura”), The Absolut Spirits Company, Inc., a Delaware corporation and subsidiary of V&S (“ASCI”), completed its acquisition of a controlling interest in the Company from Angostura.  ASCI purchased all 4,294,583 shares of the Company’s common stock beneficially owned by Angostura, representing approximately 63.6% of the Company’s outstanding common stock, for an aggregate consideration of $121,837,320.00, or $28.37 per share.

A copy of the press release issued by the Company on September 27, 2005 related to the foregoing is set forth as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                  Shell Company Transactions.

Not applicable

(d)                                 Exhibits.

99.1                           The Company’s Press Release, dated September 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUZAN INTERNATIONAL, INC.

Date:	September 30, 2005	By:	/s/	Ezra Shashoua
Ezra Shashoua
Executive Vice President and Chief Financial Officer